Exhibit 3.34

CERTIFICATE OF INCORPORATION

OF

COOPER CROUSE-HINDS, INC.

* * * * *

1. The name of the corporation is Cooper Crouse-Hinds, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand Shares (3,000); and the par value of each such share is One Dollar ($1.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
Barbara A. Widra	600 Travis, Suite 5800
Houston, Texas 77002

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders, or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Kirk S. Hachigian	600 Travis, Suite 5800
Houston, Texas 77002

Terry A. Klebe	600 Travis, Suite 5800
Houston, Texas 77002

Diane K. Schumacher	600 Travis, Suite 5800
Houston, Texas 77002

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8. Elections of directors need not be by written, ballot unless the bylaws of the corporation shall so provide.

9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provisions shall not eliminate or limit the liability of a director, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th, of June, 2004.

/s/ Barbara A. Widra Barbara A. Widra

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1. The name of the corporation is Cooper Crouse-Hinds, Inc.

2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 15, 2004.

3. The name of the limited liability company into which the corporation is herein being converted is Cooper Crouse-Hinds, LLC.

4. The conversion has been approved in accordance with the provisions of Section 266.

COOPER CROUSE-HINDS, INC.

By:	/s/ Barbara A. Widra
Barbara A. Widra
Assistant secretary

CERTIFICATE OF FORMATION

OF

COOPER CROUSE-HINDS, LLC

1. The name of the limited liability company is Cooper Crouse-Hinds, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Cooper Crouse-Hinds, LLC this 11th day of August, 2004.

COOPER INDUSTRIES, INC.

By:	/s/ Barbara A. Widra
Barbara A. Widra, Assistant Secretary Authorized Person